Exhibit 10.2
PAYLOCITY HOLDING CORPORATION
PERFORMANCE STOCK UNITS
NOTICE OF GRANT AND AWARD AGREEMENT
(For U.S. Participants/Contains a Non-Competition Covenant)

Paylocity Holding Corporation (the “Company”), pursuant to its 2023 Equity Incentive Plan (the “Plan”), this Notice of Grant (“Grant Notice”) and the attached Award Agreement (the “Agreement”), hereby grants to the holder listed below (the “Participant”), an award (the “Award”) of Market Stock Units (each a “Unit”), each of which represents the right to receive on the applicable Settlement Date one (1) share of Stock (each a “Share”), as follows:

Participant:
Employee ID:
Grant Date:
Target Number of Units:	__________ subject to adjustment as provided by the Agreement.
Maximum Number of Units:	[___]% of the Target Number of Units, subject to adjustment as provided by the Agreement.
Performance Period:	The ___-year period beginning on _____ and ending on _____.
Performance Measures:	As defined in Appendix A.
Vesting Date:
Except as otherwise provided by the Agreement, the Vesting Date with respect to the Award shall be as follows (each a “Vesting Date”):
The Vesting Date with respect to [___]% of the Earned Units shall be the day following the end of the Performance Period on which the Committee determines the extent to which the Performance Measure has been achieved, but in any event no later than 15th day of the third month following the end of the Performance Period.
The Vesting Date with respect to [___]% of the Earned Units is [___]
The Vesting Date with respect to [___]% of the Earned Units is [___]

Vested Units:	Provided that the Participant’s Service has not terminated prior to the Vesting Date (except as otherwise provided by the Agreement), the Earned Units, if any, shall become Vested Units on the Vesting Date.
Settlement Date:
For each Vested Unit, except as otherwise provided by the Agreement, the Settlement Date shall be its applicable Vesting Date or as soon thereafter as practicable, but in any event no later than the 15th day of the third calendar month following the end of the Applicable Year in which such Vesting Date occurs. For this purpose, “Applicable Year” means the calendar year or the Company’s fiscal year, whichever year ends later.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Plan and the Agreement, both of which are made part of this document. The Participant acknowledges that copies of the Plan, the Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Plan and the Agreement, and hereby accepts the Award subject to all of their terms and conditions.

PAYLOCITY HOLDING CORPORATION		Name

By: Toby Williams
Name: Toby Williams		Signature
Title: Chief Executive Officer
Date
Address:	1400 American Lane Schaumburg, Illinois, 60173
Address

APPENDIX A
Performance Measure and Performance Multiplier
Applicable to Performance Stock Unit Award Granted on
[_________]
The number of Units which are eligible to become Earned Units will be determined as follows:

1.“Earned Units” means the number of Units (rounded up to the nearest whole Unit), if any (not to exceed the Maximum Number of Units) shall be equal to the product of (i) the Target Number of Units multiplied by (ii) the Performance Multiplier. If the Threshold Goal is not attained during the Performance Period, no Units are eligible to become Earned Units or Vested Units.
2.“Recurring and Other Revenue” means Company revenues determined in accordance with generally accepted accounting principles in the United States (“GAAP”), and shall be adjusted to exclude the impact of any acquisitions during the Performance Period.

3.“Performance Multiplier” means a ratio determined as set forth on Appendix B, based on the level of attainment of the Target Performance Goal. The Performance Multiplier Percentages serve as cliffs. For example, if Recurring and Other Revenue was $____________ the Performance Multiplier would be 100%.

4.“Target Performance Goal” means $____________ in Recurring and Other Revenue during the Performance Period.

5.“Threshold Goal” means $____________ in Recurring and Other Revenue during the Performance Period.

APPENDIX B
PERFORMANCE MULTIPLIER

Performance Multiplier	Recurring & Other Revenue	Performance Multiplier	Recurring & Other Revenue
[ ]%		[ ]%
[ ]%		[ ]%
[ ]%		[ ]%
[ ]%		[ ]%
[ ]%		[ ]%
[ ]%		[ ]%

FORM OF
PAYLOCITY HOLDING CORPORATION
PERFORMANCE STOCK UNITS
AWARD AGREEMENT

Paylocity Holding Corporation (the “Company”) has granted to the Participant named in the Grant Notice to which this Agreement is attached an Award consisting of Performance Stock Units (the “Units”) subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to the Paylocity Holding Corporation 2023 Equity Incentive Plan (the “Plan”), as amended to the Grant Date, the provisions of which are incorporated herein by reference. This Award is intended to constitute an Award of Performance Shares described in Section 10 of the Plan. Notwithstanding anything in the Plan to the contrary, the determination of the number of Units which vest and/or are to be settled in Shares shall be determined based on the provisions contained in the Grant Notice and this Agreement, and the provisions set forth in Section 10.7(a) of the Plan (relating to certain Terminations of Service) shall not apply.

Unless otherwise defined herein or in the Grant Notice, capitalized terms shall have the meanings assigned by the Plan.

THE AWARD.

The Company has granted to the Participant the Award set forth in the Grant Notice, which, depending on the extent to which the Performance Measure is attained during the Performance Period, may result in the Participant earning as little as zero (0) Units or as many as the Maximum Number of Units. Subject to the terms of this Agreement and the Plan, each Unit, to the extent it is earned and becomes a Vested Unit, represents a right to receive on the Settlement Date one (1) Share. Unless and until a Unit has been determined to be an Earned Unit and has vested and become a Vested Unit as set forth in the Grant Notice, the Participant will have no right to settlement of such Units. Prior to settlement of Vested Units, such Units will represent an unfunded and unsecured obligation of the Company.

COMMITTEE DETERMINATION OF EARNED UNITS.

Level of Performance Measure Attained. As soon as practicable following completion of the Performance Period, but in any event no later than the first scheduled Vesting Date, the Committee shall determine the level of attainment of the Performance Measure during the Performance Period, the resulting Relative TSR Multiplier and the number of Units which have become Earned Units.

Adjustment for Leave of Absence or Part-Time Work. Unless otherwise required by law or Company policy, if the Participant takes one or more unpaid leaves of absence, the Committee may, in its discretion, make such modifications to the Award as it deems appropriate. Unless otherwise required by law or Company policy, if the Participant commences working on a part-time basis during the Performance Period, the Committee may, in its discretion, make such modifications to the Award as it deems appropriate.

VESTING OF EARNED UNITS.

Normal Vesting. Except as otherwise provided by this Agreement, Earned Units shall vest and become Vested Units as provided in the Grant Notice.

Vesting Upon a Change in Control. In the event of a Change in Control, the vesting of Earned Units shall be determined in accordance with Section 9.

TERMINATION OF SERVICE.

Death or Disability. If the Participant’s Service terminates by reason of the death or Disability of the Participant either (a) before completion of the Performance Period or (b) after completion of the Performance Period but before the Vesting Date, the Participant shall not forfeit the Award. Instead, unless the Committee determines that Section 9 is applicable, the number of Earned Units and Vested Units shall be determined as follows:

If such termination of Service occurs before completion of the Performance Period, then a number of Earned Units shall be determined for a special Performance Period ending on the day of such termination of Service (the “Special Performance Period”). The applicable level of performance for the Special Performance Period shall be determined as provided by Appendix A, except that performance shall be determined for portion of the Performance Period ending with the last day of the Special Performance Period. The number of Vested Units shall be determined by multiplying such number of Earned Units by the ratio of the number of days of the Participant’s Service during the Special Performance Period to the number of days contained in the original Performance Period. The number of Vested Units so determined shall be settled in accordance with Section 5. The Participant shall forfeit all Units not determined to be Vested Units in accordance with this Section, and the Participant shall not be entitled to any payment therefor.

If such termination of Service occurs after completion of the Performance Period but before the Vesting Date, then the number of Earned Units shall be determined for the Performance Period in accordance with Section 2, and all such Earned Units be deemed Vested Units upon such determination by the Committee and settled in accordance with Section 5 as if the Participant’s Service had continued through the Vesting Date.

Other Termination of Service. In the event that the Participant’s Service terminates for any reason, with or without cause, other than by reason of the death or Disability of the Participant, the Participant shall forfeit and the Company shall automatically reacquire all Units which are not, as of the time of such termination, Vested Units, and the Participant shall not be entitled to any payment therefor.

SETTLEMENT OF THE AWARD.

Issuance of Shares. Subject to the provisions of Section 5.3 and Section 6 below, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Unit to be settled on such date one (1) Share. Shares issued in settlement of Vested Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 5.3.

Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all Shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such Shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice. Except as provided by the foregoing, a certificate for the Shares acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of Shares upon settlement of the Award shall be subject to compliance with all applicable requirements of U.S. federal, state or foreign law with respect to such securities. No Shares may be issued hereunder if the issuance of such Shares would constitute a violation of any applicable U.S. federal, state or foreign securities laws or other laws or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company. Further, regardless of whether the transfer or issuance of the Shares to be issued pursuant to the Units has been registered under the Securities Act or has been registered or qualified under the securities laws of any State, the Company may impose additional restrictions upon the sale, pledge, or other transfer of the Shares (including the placement of appropriate legends on share certificates and the issuance of stop-transfer instructions to the Company’s transfer agent) if, in the judgment of the Company and the Company’s counsel, such restrictions are necessary in order to achieve compliance with the provisions of the Securities Act, the securities laws of any State, or any other law.

Fractional Shares. The Company shall not be required to issue fractional Shares upon the settlement of the Award.

TAX WITHHOLDING AND ADVICE.

In General. At the time the Grant Notice is executed, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the U.S. federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company, if any, which arise in connection with the Award, the vesting of Units or the issuance of Shares in settlement thereof. The Company shall have no obligation to deliver Shares until the tax withholding obligations of the Participating Company have been satisfied by the Participant.

Assignment of Sale Proceeds. Subject to compliance with applicable law and the Company’s Trading Compliance Policy, if permitted by the Company, the Participant may satisfy the Participating Company’s tax withholding obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the Shares being acquired upon settlement of Units.

Withholding in Shares. The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations by deducting from the Shares otherwise deliverable to the Participant in settlement of the Award a number of whole Shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable statutory withholding rates.

Tax Advice. The Participant represents, warrants and acknowledges that the Company has made no warranties or representations to the Participant with respect to the income tax consequences of the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or the Company’s representatives for an assessment of such tax consequences. THE PARTICIPANT UNDERSTANDS THAT THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE PARTICIPANT SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE UNITS. NOTHING STATED HEREIN IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAXPAYER PENALTIES.

PARTICIPANT COVENANTS.

Covenant Not to Disclose. The Participant acknowledges that as a result of the Participant’s employment with Paylocity Corporation, an Illinois corporation (“Paylocity”), the Participant has gained access to Paylocity’s Confidential Information (defined below). During the Participant’s employment and thereafter, the Participant will not use, disclose, or reveal to any person any Confidential Information except when acting within the scope of the Participant’s duties or with prior written authorization from Paylocity’s Chief Human Resources Officer.

Confidential Information. The term “Confidential Information” shall mean all information belonging to, or otherwise relating to the business of Paylocity (including information received in confidence by Paylocity from its customers or suppliers or other third parties), which is not generally known, regardless of the manner in which it is stored or conveyed to the Participant, and which Paylocity has taken reasonable measures under the circumstances to protect from unauthorized use or disclosure, including, without limitation, Paylocity’s trade secrets, intellectual property, formulae and processes, customer and employee information, pricing information, business and marketing strategies, proprietary information and know-how, unpublished or pending patent applications and all related patent rights, discoveries, software code, formulas and processes relating to Paylocity’s business. Confidential Information does not include information that: (i) was generally known to the relevant public at the time of disclosure through no fault of the Participant; (ii) was lawfully received by the Participant from a third party; (iii) was known to the Participant prior to receipt from Paylocity; or (iv) was independently developed by the Participant or independent third parties. In each of the foregoing circumstances, this exception applies only if such public knowledge or possession by an independent third party was without breach by the Participant or any third party of any obligation of confidentiality or non-use, including the obligations and restrictions provided in this Agreement.

Scope of Non-Disclosure; Return of Company Property. Nothing in this Section shall be deemed to limit the Participant’s non-disclosure obligations under any applicable rule, statute, regulation, agreement or other Paylocity policy, or to prevent the Participant from providing truthful information to a government authority or in response to a valid subpoena or other court process. Upon termination of the Participant’s employment with Paylocity for any reason, the Participant will immediately return to Paylocity all Paylocity property, including, without limitation, all Confidential Information. The Participant understands that the Participant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

Covenants Not to Solicit.

(a)     Customer Non-Solicitation. During employment with Paylocity and for a period of twenty-four (24) months following the termination of employment for any reason, the Participant agrees not to directly or indirectly contact, solicit or accept business from any of Paylocity’s customers, prospective customers, brokers, brokerage firms, business partners, business associates, or end users, with whom the Participant had direct or indirect contact or solicited on behalf of Paylocity in the twelve (12) months prior to the Participant’s termination, for the purpose of selling or soliciting products or services that are in competition with the products or services of Paylocity.

Employee Non-Solicitation. During employment with Paylocity and for a period of twenty-four (24) months following the termination of employment for any reason, the Participant agrees not to directly or indirectly contact, solicit or recruit any employees or exclusive independent contractors of

Paylocity with whom the Participant worked or had contact during the twelve (12) months preceding the termination of the Participant’s employment, for the purpose of causing, inviting or encouraging any such employee to (i) terminate his or her employment or business relationship with Paylocity; and/or (ii) become employed or engaged by a person or entity that sells Competing Products (as defined below).

Covenant Not to Compete. During employment with Paylocity and for a period of twelve (12) months following the termination of employment for any reason, the Participant agrees not to directly or indirectly, on behalf of Participant or in conjunction with any other person or entity: (i) own any business (other than less than 3% ownership in a publicly traded company) that sells Competing Products in the Restricted Territory; or (ii) work in the Restricted Territory (whether as an employee, independent contractor, consultant, or otherwise) for any person or entity that sells Competing Products, in any role: (y) that is similar to any position held with the Company during the twenty-four (24) months preceding the termination of the Participant’s employment, or (z) in which it would be beneficial for the Participant to use or rely upon Paylocity’s Confidential Information. The term “Competing Products” shall mean products or services sold by Paylocity, or any prospective product or service Paylocity took steps to develop, and for which the Participant had any responsibility during the twenty-four (24) months preceding the termination of the Participant’s employment, including, without limitation, any products or services related to software solutions for payroll, human capital management, human resources, benefits, time and labor, and talent management. The term “Restricted Territory” shall mean the geographic territory over which the Participant had responsibility during the twenty-four (24) months preceding the termination of the Participant’s employment.

Acknowledgments. The Participant acknowledges that: (i) the covenants of this Section 7 are supported by sufficient consideration, including access to Paylocity’s Legitimate Business Interests (defined below), and the Units awarded under this Agreement; (ii) Paylocity has invested substantial resources into the development, protection and retention of its Confidential Information, employees, customers, and business (collectively, “Legitimate Business Interests”); (iii) the Legitimate Business Interests have significant intrinsic value and are not readily achieved or duplicated; (iv) solely as a result of the Participant’s employment with Paylocity, the Participant has gained access to and familiarity with the Legitimate Business Interests; (v) the covenants of this Section 7 are therefore reasonable and necessary to protect the Legitimate Business Interests, and they are enforceable; and (vi) the provisions of this Section 7 do not restrain competition, limit the Participant’s ability to obtain employment of the Participant’s choosing or affect the Participant’s wages.

Remedies and Relief. In the event of any breach by the Participant of the provisions of this Section 7: (i) the Company shall have the right to require the Participant to deliver to the Company: (a) all Units granted to the Participant in the three (3) years preceding said breach; and (b) to the extent the Participant has disposed of any Units so granted or shares of Stock issued in settlement of such Units, the net proceeds from all such dispositions; and (ii) any unvested Units shall be immediately forfeited (collectively, the “Repayment Obligation”). The determination of whether the Participant has engaged in a breach of Section 7 shall be determined by the Committee in its sole discretion. Any repayment obligations under this Section 7 shall be effected by the Participant within thirty (30) days of receipt of the Company’s written demand for repayment. The Company may provide for an offset to any future payments owed by the Participating Company Group to the Participant, if necessary, to satisfy the Repayment Obligation. The Participant agrees to execute such documents as may be necessary to effect the repayment obligations referred to in this Section. Nothing in this Section 7 shall limit Paylocity from pursuing any other remedies otherwise available in law or in equity, including a temporary retaining order, a preliminary injunction, and a permanent injunction enjoining Participant’s breach or threatened breach of any of the provisions of this Agreement or from seeking enforcement of any other restrictions by which the Participant is bound under other agreements or applicable law.

Severability. If any provision of this Agreement is held to be unenforceable, such provision will be distinct and severable from the other provisions of this Agreement, and such unenforceability will not affect the validity and enforceability of the remaining provisions. If a court holds that the duration, scope, geographic range or any other restriction stated in any provision of this Agreement is unreasonable under circumstances then existing, the parties agree that the maximum duration, scope, geographic range or other restriction that the court deems reasonable under such circumstances will be substituted and that the court will have the power to revise any of those restrictions to cover the maximum period, scope, geographic range and/or other restriction permitted by law. It is the intent of the parties that the court, in establishing any such substitute restriction, recognize that the parties’ desire is that the stated restrictions upon which the parties have agreed be honored to the maximum lawful extent.

Tolling. The restricted time periods in Section 7 shall be tolled during any time period that Participant is in violation of such covenants, as determined by a court of competent jurisdiction, so that Paylocity may realize the full benefit of its bargain. This tolling shall include any time period during which litigation is pending, and during which Participant has continued to violate such protective covenants.

AUTHORIZATION TO RELEASE NECESSARY PERSONAL INFORMATION.

The Participant hereby authorizes and directs the Participant’s employer to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding the Participant’s Service, the nature and amount of the Participant’s compensation and the fact and conditions of the Participant’s participation in the Plan (including, but not limited to, the Participant’s name, home address, telephone number, email address, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, employment or Service location, number of Shares held and the details of all Units or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor, any other information necessary to process tax withholding and reporting, and, where applicable, the Participant’s Service termination date and reason for termination, for the purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Data may be transferred to the Company or any other Participating Company, or to any third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer to a brokerage firm or other third party assisting with administration of the Award or with whom Shares acquired upon settlement of this Award or cash from the sale of such Shares may be deposited. The Participant acknowledges that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of the Participant’s residence. Furthermore, the Participant acknowledges and understands that the transfer of the Data to the Company or any of other Participating Company, or to any third parties is necessary for Participant’s participation in the Plan. The Participant may at any time withdraw the consents herein, by contacting the Company’s share administration department in writing. The Participant further acknowledges that withdrawal of consent may affect the Participant’s ability to realize benefits from the Award, and the Participant’s ability to participate in the Plan. If the Participant is or becomes during the term of this Award a resident of the State of California, the Participant is hereby notified of the foregoing in accordance with the California Consumer Privacy Act.

CHANGE IN CONTROL.
In the event of a Change in Control, this Section 9 shall determine the treatment of the Units which have not otherwise become Vested Units.

Effect of Change in Control Following End of Performance Period. In the event of a Change in Control upon or after the end of the Performance Period but before the Vesting Date, the number of Earned Units shall, if not previously determined by the Committee in accordance with Section 3.1 and settled in accordance with Section 5, be determined by the Committee in accordance with Section 3.1, become Vested Units and be settled in accordance with Section 5 prior to the effective time of the Change in Control, provided that the Participant’s Service has not terminated prior to such effective time.

Effect of a Change in Control Prior to End of Performance Period. In the event of a Change in Control before the end of the Performance Period, the Performance Period shall be deemed to end on the day immediately preceding the Change in Control (the “Adjusted Performance Period”), and the number of Earned Units and the vesting thereof shall be determined for the Adjusted Performance Period based on the applicable level of performance achieved through the last day of the Adjusted Performance Period..

Immediately following the Committee’s determination pursuant to this Section 9.2(a), all Units subject to the Award which are not Earned Units (the “Unearned Units”) shall terminate and the Award, to the extent of the Unearned Units, shall cease to be outstanding.

Vested Units. As of the last day of the Adjusted Performance Period and provided that the Participant’s Service has not terminated prior to such date, all of the Earned Units determined in accordance with Section 9.2(a) shall become Vested Units (the “Accelerated Units”). The Accelerated Units shall be settled in accordance Section 5 immediately prior to the effective time of the Change in Control.

ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

The number of Units awarded pursuant to this Agreement is subject to adjustment as provided in Section 4.3 of the Plan. Upon the occurrence of an event described in Section 4.3 of the Plan, any and all new, substituted or additional securities or other property to which a holder of a Share issuable in settlement of the Award would be entitled shall be immediately subject to the Agreement and included within the meaning of the term “Shares” for all purposes of the Award. The Participant shall be notified of such adjustments and such adjustments shall be binding upon the Company and the Participant.

NO ENTITLEMENT OR CLAIMS FOR COMPENSATION OR EMPLOYMENT.

The Participant’s rights, if any, in respect of or in connection with the Units are derived solely from the discretionary decision of the Company to permit the Participant to participate in the Plan and to benefit from a discretionary Award. By accepting the Units, the Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Units or other Awards to the Participant. The Units are not intended to be compensation of a continuing or recurring nature, or part of the Participant’s normal or expected compensation, and in no way represents any portion of the Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

Neither the Plan nor the Units shall be deemed to give the Participant a right to remain an Employee, Director or Consultant of the Company or any other Participating Company. The Participating Company Group reserves the right to terminate the Service of the Participant at any time, with or without cause, and for any reason, subject to applicable laws, the Company’s Certificate of Incorporation and Bylaws and a written employment agreement (if any), and the Participant shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan, the Units or any other outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.

RIGHTS AS A STOCKHOLDER.

The Participant shall have no rights as a stockholder with respect to any Shares that may be issued in settlement of this Award until the date of the issuance of a certificate for such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, dividend equivalents, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 10.

REPAYMENT/FORFEITURE.

Any benefits a Participant may receive pursuant to this Award shall be subject to repayment or forfeiture as required to comply with (a) any applicable listing standards of a national securities exchange on which the Company’s securities are listed or as otherwise required by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder, including Rule 10D-1 of the Exchange Act, (b) other applicable U.S. laws, and the applicable laws of any other jurisdiction, (c) the Paylocity Holding Corporation Policy for Recovery of Erroneously Awarded Incentive Compensation, or (d) any other repayment or forfeiture policies adopted by the Company, each to the extent determined by the Company in its discretion to be applicable to Participant.

MISCELLANEOUS PROVISIONS.

Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Units.

Amendment. The Committee may amend this Agreement at any time; provided, however, that no such amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant, except to the extent such amendment is necessary to comply with applicable law, including, but not limited to, Code Section 409A. No amendment or addition to this Agreement shall be effective unless in writing.

Nontransferability of the Award. Prior to the issuance of Shares on the applicable Settlement Date, no right or interest of the Participant in the Award nor any Shares issuable on settlement of the Award shall be in any manner pledged, encumbered, or hypothecated to or in favor of any party other than the Company or shall become subject to any lien, obligation, or liability of such Participant to any other party other than the Company. Except as otherwise provided by the Committee, the Award shall not be assigned, transferred or otherwise disposed of other than by will or the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

Section 409A.

Compliance with Section 409A. Notwithstanding any other provision of the Plan, this Agreement or the Grant Notice, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Code Section 409A (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof). The vesting and settlement of Units awarded pursuant to this Agreement are intended to qualify for the “short-term deferral” exemption from Code Section 409A. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that the Units qualify for exemption from or comply with Code Section 409A; provided, however, that the Company makes no representations that the Units will be exempt from Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to the Units.

Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Service which constitutes a “deferral of compensation” within the meaning of Code Section 409A shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of Code Section 409A. Furthermore, to the extent that the Participant is a “specified employee” within the meaning of Code Section 409A as of the date of the Participant’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Participant’s separation from service shall paid to the Participant before the date (the “Delayed Payment Date”) which is the first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 14.6(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 14.6(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 14.6(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 14.6(a).

Construction of Agreement. The Grant Notice, this Agreement, and the Units evidenced hereby (i) are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan, and (ii) constitute the entire agreement between the Participant and the Company on the subject matter hereof and supersede all proposals, written or oral, and all other communications between the parties related to the subject matter. All decisions of the Committee with respect to any question or issue arising under the Grant Notice, this Agreement or the Plan shall be conclusive and binding on all persons having an interest in the Units.

Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

Applicable Law; Forum Selection. This Agreement shall be governed by the laws of the State of Illinois as such laws are applied to agreements between Illinois residents entered into and to be performed entirely within the State of Illinois, without regard to conflict-of-law rules. The parties agree that any suit, action, or other legal proceeding arising out of or relating to this Agreement will be brought exclusively in a court of competent jurisdiction located within Illinois and will not be commenced or maintained in any other court. The parties agree and consent to Illinois as the exclusive jurisdiction and venue of any such suit, action or proceeding. The parties agree and consent to service by mail of any paper initiating any suit, action, or proceeding at the address set forth herein. The Participant agrees to update the Participant’s address with the Company as soon as possible after a change in address occurs and acknowledges that it is the Participant’s responsibility to ensure that the Company has the Participant’s correct address on file. The Participant waives any objection to service by mail where the Company addresses service to the most recent address provided by the Participant.

Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.